Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-266510 on Form F-4 of our report dated August 3, 2022, relating to the financial statements of NewAmsterdam Pharma Holding B.V. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Accountants B.V.

Rotterdam, The Netherlands
October 3, 2022